EXHIBIT 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM





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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We hereby consent to the use in this Form S-1 Registration Statement of Rich Cigars, Inc. of our report dated October 14, 2014, relating to the financial statements of Rich Cigars, Inc. as of June 30, 2014 and December 31, 2013, and the related statements of operations, shareholders' equity (deficit) and cash flows for the six months ended June 30, 2014 and the period from inception (July 29, 2013) to December 31, 2013 and to all references to our firm included in this Registration Statement.



/s/ Accell Audit & Compliance, PA

Certified Public Accountants
October 16, 2014